Exhibit 10.4

TRADEMARK SUB-LICENSE AGREEMENT

This TRADEMARK SUB-LICENSE AGREEMENT (“Agreement”) is effective as of the 9th of November, 2023 (“Effective Date”) between JFIN Parent LLC, a Delaware limited liability company (“Sub-Licensor”), and Jefferies Credit Partners BDC Inc., a Maryland corporation (“Sub-Licensee”).

WHEREAS, pursuant to the Limited Liability Company Agreement of JFIN Parent LLC, dated as of August 3, 2021 (as amended, supplemented and modified from time to time, the “JFIN Operating Agreement”), by and among JFIN Parent LLC, Massachusetts Mutual Life Insurance Company and Jefferies Financial Group Inc. (formerly Jefferies Group LLC) (“Licensor”), Sub- Licensor was granted a license to the trademark, service mark and trade name “Jefferies” in certain combinations or such other combinations as agreed from time to time by Licensor (collectively, the “Brand”) which includes the right to sublicense the use of such Brand subject to the prior written consent of Licensor;

WHEREAS, Sub-Licensee is a non-diversified, closed-end management investment company that intends to elect to be treated as a business development company under the Investment Company Act of 1940, as amended (together with the rules promulgated thereunder) (the “Sub-Licensee Business”);

WHEREAS, Sub-Licensee desires to obtain a sublicense for itself and its wholly-owned subsidiaries (each such subsidiary, a “Wholly-Owned Subsidiary” and “Subsidiary Sub- Licensee”) to use the Brand solely in the operation of the Sub-Licensee’s business and activities as a business development company as set forth in its Registration Statement on Form 10, including, but not limited to, the following: as part of its entity name (and as part of the entity name of any Wholly-Owned Subsidiary); in connection with Sub-Licensee’s public filings; in connection with requests for information from state and federal regulators; and in connection with offering materials, advertising materials and press releases (collectively, “Permitted Activity”); and

WHEREAS, Sub-Licensor is willing to permit Sub-Licensee and its Wholly-Owned Subsidiaries to use the Brand for Permitted Activity, subject to the terms and conditions herein.

NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.
Grant of Rights; Sublicensing.

Section 1.1. License Grant. Subject to the terms and conditions herein, Sub-Licensor hereby grants to Sub-Licensee and its Subsidiary Sub-Licensees a non-exclusive, non-transferable, and non-sublicensable license to the use of the Brand solely for Permitted Activity. The license granted pursuant to this Agreement to any Subsidiary Sub-Licensee shall automatically terminate five (5) days after any such Subsidiary Sub-Licensee ceases to be a wholly-owned subsidiary of Sub-Licensee.

Section 1.2. Sublicensing. Sub-Licensee shall not sublicense its rights under this Agreement to any person except its Wholly-Owned Subsidiaries in accordance with this Agreement. Subsidiary Sub-Licensees shall not sublicense their rights under this Agreement to any person.

Section 1.3. Subsidiary-Sub Licensee Compliance. To the extent this Agreement contains an agreement by the Sub-Licensee or imposes an obligation on the Sub-Licensee, such agreement or obligation shall also apply to each Subsidiary Sub-Licensee, and the Sub-Licensee shall be responsible for causing its Subsidiary Sub-Licensees to comply with all such agreements and obligations and shall be responsible for any breach of this Agreement by its Subsidiary Sub- Licensee as if its Subsidiary Sub-Licensee were a party hereto.

2.
Restriction on the Use of Brand.

Sub-Licensor retains all rights to the Brand except as expressly granted in this Agreement. All matters requiring the consent or approval of Sub-Licensor may be given or denied by Sub- Licensor in its sole and absolute discretion. Sub-Licensee’s and the Subsidiary Sub-Licensees’ license to use the Brand is subject to, without limitation, the following express restrictions, all of which shall survive the expiration or termination of this Agreement, irrespective of the manner or cause of termination: (a) Sub-Licensee and the Subsidiary Sub-Licensees shall not use any other trademark, service mark, trade name or logotype in combination with any Brand without the prior express written approval of Sub-Licensor; and (b) Sub-Licensee and the Subsidiary Sub-Licensees shall not use the name “Jefferies” or any abbreviations or derivatives thereof, either standing alone or in any other manner, except as expressly authorized in this Agreement.

3.
Right to Use.

Sub-Licensee and the Subsidiary Sub-Licensees acknowledge and agree that, as between the parties, Licensor is the sole owner of all right, title and interest in and to the Brand. Sub- Licensee and the Subsidiary Sub-Licensees agree not to do anything inconsistent with such ownership, including (i) filing to register any trademark or service mark containing the Brand or

(ii) directly or indirectly challenging, contesting or otherwise disputing the validity, enforceability or Licensor’s ownership of the Brand (and the associated goodwill), including without limitation, in any claim, allegation, action, demand, proceeding or suit (“Action”) regarding enforcement of this Agreement or involving any third party. The parties intend that any and all goodwill in the Brand arising from Sub-Licensee’s and the Subsidiary Sub-Licensees' Permitted Activity shall inure solely to the benefit of Sub-Licensor. Notwithstanding the foregoing, in the event that Sub- Licensee or any Subsidiary Sub-Licensee is deemed to own any rights in the Brand, Sub-Licensee and the Subsidiary Sub-Licensees hereby irrevocably assign, without further consideration, such rights to Sub-Licensor together with all goodwill associated therewith.

4.
Use of the Permitted Activity.

Section 4.1. Quality Control. Sub-Licensee’s and the Subsidiary Sub-Licensees' Permitted Activity shall be in a manner consistent with Sub-Licensor’s and Licensor’s high standards of and reputation for quality, and in accordance with good trademark practice wherever any of the same are used. Sub-Licensee and the Subsidiary Sub-Licensees shall not take any action that could reasonably be expected to harm the Brand or the goodwill associated therewith. Sub- Licensee and the Subsidiary Sub-Licensees shall use with the Brand any applicable trademark notices or other notices as may be requested by Sub-Licensor or Licensor or required under applicable laws, regulations, stock exchange and other rules (collectively, “Law”) and reputable industry practice.

Section 4.2. Compliance with Law. Sub-Licensee and the Subsidiary Sub-Licensees shall, at their sole expense, comply at all times with all applicable Law and reputable industry practice pertaining to the Sub-Licensee Business and Permitted Activity.

5.
Termination.

Section 5.1. Term. The term of this Agreement commences on the Effective Date and continues in perpetuity, unless termination occurs pursuant to Sections 5.2 through 5.4.

Section 5.2. Termination for Convenience. Sub-Licensor reserves the right to terminate this Agreement immediately upon 10 days’ written notice for any reason, including if the usage of the Brand is not in compliance with the standards and policies set forth in this Agreement.

Section 5.3. Termination for Breach. If either party materially breaches one or more of its obligations hereunder, the other party may terminate this Agreement, effective upon written notice, if the breaching party does not cure such breach within 15 days after written notice thereof (or any mutually agreed extension). Sub-Licensor may terminate this Agreement immediately, effective upon written notice, if Sub-Licensee or any Subsidiary Sub-Licensee attempts to violate Section 9.

Section 5.4. Termination of Advisory Agreement. This Agreement shall terminate automatically without notice and immediately (a) if the license granted under the JFIN Operating Agreement expires or terminates or (b) Jefferies Credit Management LLC or another affiliate of Sub-Licensor or Licensor is no longer acting as the investment adviser (any such entity, the “Adviser”) to Sub-Licensee under that certain Investment Advisory Agreement, dated September 25, 2023, between the Adviser and Sub-Licensee (as the same may be amended, amended and restated, replaced, supplemented or otherwise modified, the “Investment Advisory Agreement”) or (c) the Adviser is no longer an affiliate of Sub-Licensor. Further, Sub-Licensor may terminate this Agreement, effective upon written notice, at any time after 10 days from the date that Sub- Licensee notifies Sub-Licensor that the Investment Advisory Agreement has terminated or is not being renewed.

Section 5.5. Effect of Termination; Survival. Upon expiration or termination of this Agreement for any reason, (a) Sub-Licensee and the Subsidiary Sub-Licensees shall immediately, except as required by applicable Law, (i) cease all use of the Permitted Activity, which shall include taking all steps to cease use of the Brand in its entity name (including removing “Jefferies” from its name); and (b) cooperate with Sub-Licensor and Licensor so as to best preserve the value of the Brand. Section 2, this Section 5.5, 6, and Sections 7.2, 7.3, 8 and 10 shall survive expiration or termination of this Agreement.

6.
Infringement. Sub-Licensee and the Subsidiary Sub-Licensees shall notify Sub- Licensor promptly after they become aware of any actual or threatened infringement, imitation,

dilution, misappropriation or other unauthorized use or conduct in derogation by any person (“Infringement”) of the Brand. Sub-Licensor shall have the sole right to bring any Action to remedy the foregoing, and Sub-Licensee and the Subsidiary Sub-Licensees shall cooperate with Sub-Licensor in same, at Sub-Licensor’s expense.

7.
Representations and Warranties; Limitations.

Section 7.1. Each party represents and warrants to the other party that:

(a)
This Agreement is a legal, valid and binding obligation of the warranting party, enforceable against such party in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to the effect of general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity);
(b)
The warranting party is not subject to any judgment, order, injunction, decree or award that would interfere with its performance of any of its obligations hereunder; and
(c)
The warranting party has full power and authority to enter into and perform its obligations under this Agreement in accordance with its terms.

Section 7.2. EXCEPT AS EXPRESSLY SET FORTH IN SECTION 7.1, SUB- LICENSOR MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THIS AGREEMENT AND THE BRAND, AND EXPRESSLY DISCLAIMS ALL SUCH REPRESENTATIONS AND WARRANTIES, INCLUDING ANY WITH RESPECT TO TITLE, NON-INFRINGEMENT, MERCHANTABILITY, VALUE, RELIABILITY OR FITNESS FOR USE. SUB-LICENSEE’S AND THE SUBSIDIARY SUB- LICENSEES’ USE OF THE PERMITTED ACTIVITY IS SOLELY ON AN “AS-IS” BASIS.

Section 7.3. EXCEPT WITH RESPECT TO SUB-LICENSEE’S AND THE SUBSIDIARY SUB-LICENSEES’ INDEMNIFICATION OBLIGATIONS UNDER SECTION 8, NEITHER PARTY WILL BE LIABLE TO THE OTHER PARTY FOR SPECIAL, INDIRECT, CONSEQUENTIAL, EXEMPLARY, PUNITIVE OR INCIDENTAL DAMAGES (INCLUDING LOST PROFITS OR GOODWILL, BUSINESS INTERRUPTION AND THE LIKE) RELATING TO THIS AGREEMENT, EVEN IF IT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

8.
Indemnification.

Section 8.1. Indemnity by Sub-Licensee and the Subsidiary Sub-Licensees. Sub- Licensee and the Subsidiary Sub-Licensees shall defend at their expense, indemnify and hold harmless Licensor, Sub-Licensor and their respective affiliates and its and their respective directors, officers, employees, shareholders, investors, agents and representatives from any losses, liabilities, obligations, damages, awards, settlements, judgments, fees, costs or expenses (including reasonable attorneys’ fees and legal costs, including pre-suit attorneys’ fees and legal costs) arising out of or relating to any third-party Action against any of them that arises out of or relates to (i) any breach by Sub-Licensee or any Subsidiary Sub-Licensee of this Agreement or its warranties, representations, covenants and undertakings hereunder, (ii) Sub-Licensee’s and the Subsidiary Sub-Licensees' operation of the Licensee Business, (iii) Sub-Licensee’s and the Subsidiary Sub- Licensees' continued use of the Brand after termination of this Agreement or after breach of this Agreement or (iv) any claim that Sub-Licensee’s or the Subsidiary Sub-Licensees’ use of the Brand, other than as explicitly authorized by this Agreement, infringes the rights of a third party.

Section 8.2. Indemnification Procedure. Licensor or Sub-Licensor, as applicable, will promptly notify Sub-Licensee and the Subsidiary Sub-Licensees in writing of any indemnified claim and promptly as practicable tender its defense to them. Any delay in such notice or tender will not relieve Sub-Licensee and the Subsidiary Sub-Licensees from their obligations to the extent they are not prejudiced thereby. Licensor or Sub-Licensor, as applicable, will cooperate with Sub- Licensee and the Subsidiary Sub-Licensees at Sub-Licensee’s and the Subsidiary Sub-Licensees' expense in the defense of any indemnified claim. Sub-Licensee and the Subsidiary Sub-Licensees may not settle any indemnified claim without Licensor’s and Sub-Licensor’s prior written consent in Licensor’s and Sub-Licensor’s sole discretion. Licensor or Sub-Licensor may participate in its defense of an indemnified claim with counsel of its own choice at its own expense.

9.
Assignments. Sub-Licensee and the Subsidiary Sub-Licensees shall not assign, transfer, pledge, mortgage or otherwise encumber this Agreement or their right to use the Brand (or assume this Agreement in bankruptcy), in whole or in part, without the prior written consent of Sub-Licensor in its sole discretion, except for an assignment outside of bankruptcy to a successor organization that is solely the result of a name change by Sub-Licensee or any Subsidiary Sub-Licensee. For the avoidance of doubt, a merger, change of control, reorganization or sale of all or substantially all of the stock of Sub-Licensee or any Subsidiary Sub-Licensee shall be deemed an “assignment” requiring the above consent, regardless of whether Sub-Licensee or the Subsidiary Sub-Licensee is the surviving entity or whether such transaction constitutes an assignment under applicable Law. Sub-Licensee and the Subsidiary Sub-Licensees acknowledge that their identities is a material condition that induced Sub-Licensor to enter into this Agreement. Any attempted action in violation of the foregoing shall be null and void ab initio and of no force or effect, and shall result in immediate termination of this Agreement. In the event of a permitted assignment hereunder, this Agreement shall be binding upon and inure to the benefit of the parties and their respective permitted assigns.
10.
Miscellaneous.

Section 10.1. Notice. Any notices herein shall be deemed to have been duly given if

(i) delivered when received, (ii) sent by U.S. Express Mail or recognized overnight courier, on the following business day or (iii) delivered by electronic mail, when received:

LICENSOR:

JFIN Parent LLC 520 Madison Avenue

New York, NY 10022 Attention: General Counsel

Email:

LICENSEE:

Jefferies Credit Partners BDC Inc. 520 Madison Avenue

New York, NY 10022 Attention: General Counsel

Email:

Section 10.2. Integration. This Agreement contains the entire agreement among the parties with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings (including, without limitation, any prior agreements between Sub- Licensee and Sub-Licensor), with respect thereto.

Section 10.3. Rights of Third Parties. Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any person, other than the parties hereto and Subsidiary Sub-Licensees, any right or remedies under or by reason of this Agreement; provided, that the Licensor shall be a third-party beneficiary of this Agreement having all rights, benefits and privileges of a third-party beneficiary, including the right to enforce this Agreement and the rights and benefits of Section 8 above.

Section 10.4. Amendments. Neither this Agreement, nor any terms hereof, may be amended except in an instrument in writing executed by the parties and with the consent of the Licensor.

Section 10.5. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO CONFLICTS OF LAW PRINCIPLES. EACH OF THE PARTIES IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN NEW YORK CITY FOR THE PURPOSE OF ANY ACTION RELATING TO OR ARISING OUT OF THIS AGREEMENT.

Section 10.6. Waiver of Jury Trial. EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY ACTION RELATING TO OR ARISING OUT OF THIS AGREEMENT. SUB-LICENSEE AND THE SUBSIDIARY SUB-LICENSEES AGREE THAT SUB- LICENSOR WOULD BE IRREPARABLY HARMED BY ANY BREACH OF THIS AGREEMENT BY SUB-LICENSEE AND THE SUBSIDIARY SUB-LICENSEES THAT HARMS THE BRAND, AND THAT SUB-LICENSOR MAY (IN ADDITION TO ITS OTHER RIGHTS AND REMEDIES HEREIN) SEEK TEMPORARY, PRELIMINARY OR PERMANENT INJUNCTIVE RELIEF (INCLUDING SPECIFIC PERFORMANCE) TO ENJOIN OR PREVENT ANY SUCH BREACH, WITHOUT POSTING BOND OR OTHER SECURITY.

Section 10.7. No Waiver; Cumulative Remedies. No failure or delay by a party to exercise any right hereunder, in whole or in part, shall operate as a waiver thereof. The parties’ rights and remedies herein are cumulative and not exclusive of any other rights and remedies provided by applicable Law.

Section 10.8. Costs and Expenses. Each party shall bear its own costs and expenses (including the fees and disbursements of counsel) incurred in connection with the negotiations and preparation of this Agreement.

Section 10.9. Section Headings. The section headings in this Agreement are for convenience only and shall not affect its interpretation. This Agreement shall be construed as if it were drafted jointly by the parties.

Section 10.10. Counterparts. This Agreement may be executed in counterparts. PDF or facsimile signatures shall serve as originals to bind the parties to the Agreement.

Section 10.11. Severability. Any provision of this Agreement that is held to be invalid or unenforceable shall not invalidate or render unenforceable any other provision hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties has executed this Agreement as of the date first written above.

SUBLICENSOR:

JFIN PARENT LLC,

a Delaware limited liability company

By: /s/ Adam Klepack

Name: Adam Klepack

Title: General Counsel

SUBLICENSEE:

JEFFERIES CREDIT PARTNERS BDC INC.,

a Maryland corporation

By: /s/ Adam Klepack

Name: Adam Klepack

Title: General Counsel